================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement               [ ]   CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                      ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                             Advanced Lighting Logo

                             2307 East Aurora Road
                                   Suite One
                             Twinsburg, Ohio 44087

September 30, 1997

To Our Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Shareholders Meeting to be held on Wednesday, November 12, 1997, at 10:30 a.m., at KSK Color Lab (Conference Room), 32300 Aurora Road, Solon, Ohio 44139.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on progress of the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided.

                                          Sincerely yours,

                                          Wayne R. Hellman Signature

                                          Chairman of the Board

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                             2307 East Aurora Road
                                   Suite One
                             Twinsburg, Ohio 44087

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING
                          TO BE HELD NOVEMBER 12, 1997

To the Shareholders of ADVANCED LIGHTING TECHNOLOGIES, INC.:

     Notice is hereby given that the Annual Shareholders Meeting of ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company") will be held on Wednesday, November 12, 1997 at 10:30 a.m., Eastern Standard Time at KSK Color Lab (Conference
Room), 32300 Aurora Road, Solon, Ohio 44139, for the following purposes:

     1. To elect directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2000 Annual Meeting and their successors have been elected and qualified.

     2. To approve the Company's 1997 Billion Dollar Market Capitalization Incentive Award Plan.

     3. To approve the Company's 1997 Employee Stock Purchase Plan.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

     5. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on September 22, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO VOTE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE PREPAID ENVELOPE PROVIDED. If you are present at the Annual Meeting and desire to vote in person, your proxy will not be used if you revoke your appointment of proxy so that you may vote your shares personally.

                                          By Order of the Board of Directors,

                                          /s/ Louis S. Fisi logo

                                          Secretary
                                          September 30, 1997

                                     NOTICE

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY.

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                             2307 EAST AURORA ROAD
                                   SUITE ONE
                             TWINSBURG, OHIO 44087

                                PROXY STATEMENT

                          ANNUAL SHAREHOLDERS MEETING

                          TO BE HELD NOVEMBER 12, 1997

     The enclosed Proxy is solicited on behalf of the Board of Directors of Advanced Lighting Technologies, Inc. (the "Company") for use at the Annual Shareholders Meeting ("Annual Meeting") to be held Wednesday, November 12, 1997 at 10:30 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Shareholders Meeting. The Annual Meeting will be held at KSK Color Lab (Conference Room), 32300 Aurora Road, Solon, Ohio 44139.

     These proxy solicitation materials were mailed on or about October 8, 1997 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

                       RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on September 22, 1997 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 16,446,934 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") were issued and outstanding and entitled to vote at the Annual Meeting.

                            REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly-executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                            VOTING AND SOLICITATION

     Every shareholder voting for the election of directors is entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. On all other matters each share is likewise entitled to one vote on each proposal or item that comes before the Annual Meeting.

     The Company intends to include abstentions and broker nonvotes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker nonvotes from the calculation of votes cast with respect to any proposal for which authorization to vote was withheld.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain Company directors, officers and employees, without additional compensation.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at nine, the smallest number of Board positions currently permitted for an Ohio corporation with three classes of directors. Messrs. Louis S. Fisi and Francis H. Beam are currently directors whose terms expire at the 1997 Annual Meeting. Each has been nominated for election at the Annual Meeting as a director for a term expiring at the 2000 annual meeting, or until their successors are duly elected and qualified. The persons named in the accompanying proxy will vote for Messrs. Fisi and Beam to serve as directors for such term. Although it is not presently contemplated that any nominee will decline or be unable to serve as a director, in either such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

     Three vacancies exist on the Board of Directors for which there are no nominees; one each for terms expiring in 1998, 1999 and 2000. The Board of Directors has begun the process of identifying individuals who may or may not be affiliated with the Company and who have skills and experience complementary to the current directors to further enhance the Board's contribution to the Company. As suitable candidates are identified, the unexpired term of these vacancies will be filled by a majority vote of the Board of Directors as required by the Company's Code of Regulations (by-laws).

                                    NOMINEES

     The following table sets forth certain information regarding each of the two nominees of the Board of Directors for election as a director for the term expiring in 1997. Since directors serve a term of three years, these nominees, if elected, will have terms which will expire in 2000.

                                                                      DIRECTORS' TERM
        NAME              AGE                 POSITION                    EXPIRES
---------------------    ------    ------------------------------    ------------------
Louis S. Fisi              62      Executive Vice President,                1997
                                   Secretary and Director
Francis H. Beam            62      Director                                 1997

     The two persons receiving the greatest number of votes shall be elected directors. The Board of Directors recommends a vote "FOR" the two nominees as directors of the Company.

                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding each of the four directors whose terms expire in 1998 and 1999 and its other executive officer:

Wayne R. Hellman           51      President, Chief Executive               1998
                                   Officer and Chairman of the
                                   Board of Directors
Theodore A. Filson         62      Director                                 1998
Susumu Harada              46      Director                                 1999
A Gordon Tunstall          53      Director                                 1999
Nicholas R. Sucic          50      Chief Financial Officer, Vice             --
                                   President & Treasurer*

---------------

* Executive officer only; not a director.

     Wayne R. Hellman has served as the chief executive officer and a director of the Company since 1995, and as chief executive or other senior officer of each of the Company's predecessors since 1983. From 1968 to 1983 he was employed by the lighting division of General Electric Company. While at General Electric, Mr. Hellman served as Manager of Strategy Analysis for the Lighting Business Group; Manager of Engineering for the Photo Lamp Department; Halarc Project Venture Capital Manager; Manager of Quartz Halogen

Engineering and Manager of Metal Halide Engineering. As the Halarc Project Venture Capital Manager, he was given the responsibility of developing metal halide technology.

     Louis S. Fisi has served as the executive vice president and a director of the Company since 1995, served as chief financial officer of the Company from 1995 to November 1996, and chief financial officer of one or more of the Company's predecessors from 1985 to November 1996, and assisted Mr. Hellman in the founding of the predecessors. Mr. Fisi is a certified public accountant and from 1976 to 1985, was employed in executive and financial capacities by the Smithers Company, an international industrial company, and from 1967 to 1976 was employed by an international accounting and consulting firm currently known as Ernst & Young LLP, the Company's independent auditors.

     Francis H. Beam has served as a director of the Company since 1995. Mr. Beam has served as President of Pepper Capital Corp., a venture capital firm which he formed, since 1988. Mr. Beam is also a director of The Lamson & Sessions Co., a manufacturer of thermoplastic conduit and pipe, enclosures, wiring devices and accessories. From 1959 to 1988 he was employed by an international accounting and consulting firm currently known as Ernst & Young LLP, the Company's independent auditors. Beginning in 1967 he held various partnership positions with that firm until his retirement in 1988 as Vice Chairman and Regional Managing Partner.

     Theodore A. Filson has been a director of the Company since 1995. Mr. Filson has served as an independent consultant to the lighting industry since 1994. From 1986 to 1994 he was employed as president and chief executive officer of Advance Transformer, Inc., the largest manufacturer of lighting system ballasts in the world.

     Susumu Harada has served as a director of the Company since January 1996. Mr. Harada is the chief executive officer of the following Japanese companies:
Koto Electric Co. Ltd., Koto Bunkogen, Iwaki Cristal and Wakoh. Mr. Harada is also the chief executive officer of Venture Lighting Japan, Inc. ("Venture Japan") formerly Koto Luminous Co., Ltd., which is the Japanese distribution and manufacturing joint venture in which the Company has a 30% interest. The product lines of these companies include specialty lamps, hermetic seals for quartz crystal and optical semiconductors and digital display lamps. In 1981, Mr. Harada joined Koto as the Overseas and Domestic Sales and Planning Manager. He held a number of positions with Koto before he assumed his current position as chief executive officer in 1992.

     A Gordon Tunstall has served as a director of the Company since June 1996. He is the founder of, and for more than 13 years has served as president of, Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall is also currently a director of Romac International, Inc., a professional and technical placement firm; Orthodontic Centers of America, Inc., a manager of orthodontic practices; and Discount Auto Parts, Inc., a retail chain of automotive aftermarket parts stores.

     Nicholas R. Sucic joined the Company in 1996 as Special Assistant to the Chairman and was appointed Chief Financial Officer and Treasurer in November 1996 and Vice President in April 1997. He is a certified public accountant. From 1989 to 1996, he was employed by The Prudential Investment Corporation having served as chief financial officer and comptroller for various institutional investment units. Prior to joining The Prudential, Mr. Sucic was a partner with Ernst & Young LLP, the Company's independent auditors, having been associated with the firm since 1970.

                     COMPOSITION OF THE BOARD OF DIRECTORS

     Pursuant to the terms of the Company's Articles of Incorporation and Code of Regulations (by-laws), the Board of Directors has the power to change the number of directors by resolution. The number of directors is currently set at nine members. The directors are divided into three classes. Each director in a particular class is elected to serve a three-year term or until his or her successor is duly elected and qualified. The classes are staggered so that their terms expire in successive years resulting in the election of only one class of directors each year.

                         BOARD MEETINGS AND COMMITTEES

     Mr. Hellman serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of four meetings during the fiscal year ended June 30, 1997. All of the current directors attended 75% or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served.

     During fiscal year 1997, the Executive Committee consisted of Mr. Hellman, Mr. Fisi and Mr. Filson. The Executive Committee is authorized to exercise all of the powers of the Board of Directors except the powers to declare dividends and issue shares of Common Stock or rights to acquire such Common Stock. The Executive Committee is empowered to act during the interim periods between meetings of the Board of Directors, where circumstances require immediate Board of Directors' action and where time and other constraints preclude a prompt special meeting of the entire Board of Directors.

     During fiscal year 1997, the Audit Committee, consisting of Mr. Beam, Mr. Tunstall and Mr. Filson, held two meetings. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees and reviews the adequacy of the Company's internal accounting controls.

     During fiscal year 1997, the Compensation Committee, consisting of Mr. Beam, Mr. Harada and Mr. Filson, held one telephonic meeting. The Compensation Committee determines the compensation of the Company's executive officers. Its report is included below at "COMPENSATION--Report on Executive Compensation by the Compensation Committee."

     During fiscal year 1997, the Incentive Award Plan Committee, consisting of Messrs. Hellman, Fisi and Tunstall, held three meetings. Mr. Tunstall attended two of the three meetings, which constitutes 100% of the meetings held after he was appointed as a member of the Incentive Award Plan Committee. The Incentive Award Plan Committee administers the 1995 Incentive Award Plan, will administer the 1997 Billion Dollar Market Capitalization Incentive Award Plan (the "Billion Dollar Market Capitalization Plan") and will make all determinations as to grants of stock and stock options thereunder. Awards under the Billion Dollar Market Capitalization Plan to members of the Incentive Award Plan Committee are subject to approval by the entire Board of Directors.

     During fiscal year 1997, the Company had no Nominating Committee, and the entire Board nominated candidates for directors.

                      CERTAIN HOLDERS OF VOTING SECURITIES

     The following table sets forth information regarding the ownership of the Company's Common Stock as of September 1, 1997, by each of the directors and executive officers of the Company, by each person or group known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, and by all directors and executive officers of the Company as a group.

                                                                   SHARES BENEFICIALLY
                                                                         OWNED(2)
                                                                --------------------------
                        NAME AND ADDRESS(1)                       NUMBER           PERCENT
     ---------------------------------------------------------  ----------         -------
     Wayne R. Hellman(3)......................................   4,896,545           29.8%
     Louis S. Fisi(4).........................................     496,917            3.0%
     Nicholas R. Sucic........................................       3,563              *
     Francis H. Beam..........................................      36,504              *
     Theodore A. Filson.......................................       3,750              *
     Susumu Harada(5).........................................     193,168            1.2
     A Gordon Tunstall........................................       8,750              *
     All Directors and Executive Officers as a Group(3)(5)
       (7 persons)............................................   5,142,280           31.3%

---------------

(1) The business address of each of Messrs. Hellman, Fisi, Sucic and Filson is 2307 E. Aurora Road, Suite One, Twinsburg, Ohio 44087. The business addresses of Messrs. Beam, Harada and Tunstall are respectively, Mr. Beam--Pepper Capital Corporation, 30195 Chagrin Blvd., Suite 114N, Pepper Pike, Ohio 44124, Mr. Harada--Koto Electric Co., Ltd., Bunmeido Bldg., 7th Floor, 3-16-5, Taito, Taito-Ku, Tokyo 110, Japan and Mr. Tunstall--Tunstall Consulting, 13153 North Dale Mabry, Tampa, Florida, 33618.

(2) Shares beneficially owned include the following shares which may be acquired within 60 days of the date of this proxy by exercise of options granted pursuant to the Incentive Award Plan: Mr. Beam -- 3,750 shares; Mr.
    Filson -- 3,750 shares; Mr. Harada -- 2,400 shares; Mr. Tunstall -- 3,750 shares; Mr. Sucic -- 3,563 shares. Percentage ownership is calculated on the basis of shares outstanding, plus shares which may be acquired within 60 days of the date of the proxy upon exercise of all options granted pursuant to the Incentive Award Plan, totaling 129,565 shares.

(3) Includes 1,898,070 Shares owned by Mr. Hellman individually; 125,000 Shares owned by a limited liability company of which Mr. Hellman is the manager and as to which Mr. Hellman has voting and investment power; 50,000 shares owned by a private charitable foundation established by Mr. Hellman and as to which Mr. Hellman has voting and investment power; 1,207,259 shares beneficially owned by certain shareholders of the Company held under a voting trust which expires in 2005 (the "Trust") and 1,616,216 shares formerly subject to the Trust as to which Mr. Hellman holds an irrevocable proxy under similar terms. These shares, totaling 2,823,475, are referred to herein as the "Trust Shares." The Trust Shares include all shares individually owned by Messrs. Fisi, David Jennings, Robert Roller and Juris Sulcs, Ms. Christine Hellman and Ms. Lisa Hellman, the estate of James Sarver and trusts for the benefit of Mr. Roller's children. The Trust Shares also include shares owned by Mr. Brian Hellman. Pursuant to the terms of the Trust and the irrevocable proxies, Mr. Hellman is empowered to vote the Trust Shares for all purposes at his sole discretion, but is not provided with investment power with respect to the Trust Shares. Beneficial owners of the Trust Shares may remove the shares from the Trust or release the shares from the irrevocable proxy, as the case may be, to effect a bona fide sale free of the restrictions of the Trust. All share distributions on account of the Trust Shares become subject to the Trust and all cash and other nonshare distributions on account of the Trust Shares are to be paid over to the grantors of the Trust. The expiration of the Trust may be accelerated under certain circumstances. Mr. Hellman does not receive any compensation for serving as voting trustee of the Trust.

(4) All shares are Trust Shares subject to voting control by Mr. Hellman.

(5) Includes 182,268 shares owned by Venture Japan, a Japanese corporation, of which Mr. Harada is chief executive officer. Mr. Harada disclaims beneficial ownership of these shares.

                                  COMPENSATION

     The following tables set forth certain information with respect to all compensation paid or earned for services rendered to the Company in all capacities for the fiscal years ending June 30, 1997, June 30, 1996 and June 30, 1995 by the Company's Executive Officers. No Executive Officer of the Company received restricted stock awards, grants of options or long-term incentive plan awards or payouts for the fiscal year ending June 30, 1997. The Company has not granted any stock appreciation rights. The Company has no defined benefit employee pension plan.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                           --------------------------------------------------------
                                                                                     OTHER ANNUAL
                                                       SALARY         BONUS          COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR         ($)            ($)                ($)
-----------------------------------------  ----       --------       --------       ---------------
Wayne R. Hellman                           1997       $195,000(1)           0          $  33,110(2)
  Chief Executive                          1996       $271,177(1)           0          $  32,780(2)
  Officer                                  1995       $324,926(1)    $136,524                   (3)
Louis S. Fisi                              1997       $165,000(1)           0                   (3)
  Executive Vice                           1996       $169,224(1)           0                   (3)
  President/Secretary                      1995       $196,156(1)    $ 83,857                   (3)
Nicholas R. Sucic(4)                       1997       $130,000             --(5)                (3)
  Chief Financial Officer/Vice
     President/Treasurer

                                                    LONG-TERM COMPENSATION
                                           -----------------------------------------
                                                     AWARDS                  PAYOUTS
                                            ---------------------------------------
                                           RESTRICTED       SECURITIES
                                             STOCK          UNDERLYING        LTIP            ALL OTHER
                                            AWARD(S)         OPTIONS         PAYOUTS        COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR          ($)              (#)             ($)               ($)
------------------------------  ----       ----------       ----------       -------       ---------------
Wayne R. Hellman                1997            0                0               0            $ 114,897(6)
  Chief Executive               1996            0                0               0            $ 109,426(6)
  Officer                       1995            0                0               0            $ 109,426(6)
Louis S. Fisi                   1997            0                0               0            $ 168,092(6)
  Executive Vice                1996            0                0               0            $  70,961(6)
  President/Secretary           1995            0                0               0            $  70,961(6)
Nicholas R. Sucic(4)            1997            0                0               0            $  12,700(6)
  Chief Financial Officer/Vice
     President/Treasurer

---------------

(1) Mr. Hellman and Mr. Fisi are each parties to an Employment Agreement with the Company. These Employment Agreements have an initial term expiring October 1998. Through these Employment Agreements, Mr. Hellman and Mr. Fisi will receive an annual base compensation of $195,000 and $165,000 per year, respectively. In addition, Mr. Hellman and Mr. Fisi will each be entitled to receive a bonus in amounts determined by the Compensation Committee. These Employment Agreements provide for annual increases in annual base compensation in amounts determined by the Compensation Committee during the term of these Employment Agreements. The Compensation Committee has determined that the base compensation for Messrs. Hellman and Fisi in fiscal 1998 will be $200,000 and $175,000, respectively. Under these Employment Agreements, Mr. Hellman and Mr. Fisi participate in Company sponsored life, health and disability insurance coverage. Also includes compensation deferred pursuant to the Company's 401(k) deferred compensation plan and Company matching contributions relating thereto.

(2) Perquisites provided to Mr. Hellman included club dues ($20,785 in fiscal 1997 and $21,600 in fiscal 1996), automobile use ($9,780 in fiscal 1997 and $9,768 in fiscal 1996), automobile insurance and health insurance.

(3) Perquisites provided to these executive officers consisted primarily of automobile use, automobile insurance, club dues and health insurance premiums and did not exceed 10% of the person's salary and bonus.

(4) Mr. Sucic was elected to the office of Chief Financial Officer on November 13, 1996.

(5) The amount of Mr. Sucic's bonus has not yet been determined.

(6) Split dollar life insurance premiums.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 1997 FISCAL YEAR END OPTION VALUES

                                                                       NUMBER OF               VALUE OF
                                                                      SECURITIES             UNEXERCISED
                                                                      UNDERLYING             IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS          OPTIONS
                                       SHARES                     AT FISCAL YEAR-END      AT FISCAL YEAR-END
                                     ACQUIRED ON      VALUE               (#)                    ($)
                                      EXERCISE       REALIZED        EXERCISABLE/            EXERCISABLE/
               NAME                      (#)           ($)           UNEXERCISABLE          UNEXERCISABLE
-----------------------------------  -----------     --------     -------------------     ------------------
Wayne R. Hellman...................         0              0                     0                         0
Louis S. Fisi......................         0              0                     0                         0
Nicholas R. Sucic..................         0              0          3,563/10,687           $29,395/$88,168

                           COMPENSATION OF DIRECTORS

     All directors of the Company receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. In addition, in the fiscal year ended June 30, 1997, the nonemployee directors were compensated $2,500 for each meeting of the full board attended. Such directors will be entitled to a minimum of $10,000 if they attend 75% or more meetings of the board and committees to which they belong. No director who is an employee of the Company will receive separate compensation for services rendered as a director. In December 1995, the Company granted options to purchase 9,600 shares of Common Stock under the Incentive Award Plan to its nonemployee directors. These options were granted at an exercise price of $10.00 per share. Of these options 2,400 shares are currently exercisable by each of Messrs. Beam and Filson. In January, 1996, the Company granted options to purchase 9,600 shares of Common Stock at $10.25 per share under the Incentive Award Plan to Mr. Harada upon appointment to the Board of Directors, options as to 2,400 shares are currently exercisable. In June 1996, the Company granted options to purchase 15,000 shares of Common Stock at $17.00 per share under the Incentive Award Plan to Mr. Tunstall upon appointment to the Board of Directors. In June 1996, all nonemployee directors other than Mr. Harada and Mr. Tunstall were granted options to purchase an additional 5,400 shares at an exercise price of $17.00 per share. Each grant was made at the market price of the Company's Common Stock on the date of grant. Each option will vest 25% in the first year, 35% in the second year and 40% in the third year, from the date of grant. Accordingly, of these options, 1,350 shares are currently exercisable by Messrs. Beam and Filson.

     The Company entered into a three-year agreement with Mr. Filson for consulting services commencing in 1994, which required payment by the Company of $100,000 per year. This arrangement was terminated on December 31, 1996. In calendar 1997, Mr. Filson will provide consulting services to the Company and receive a fee of $100,000. In calendar 1998, Mr. Filson has agreed to provide consulting services to the Company, although the amount of any fees has not yet been determined.

                             EMPLOYMENT AGREEMENTS

     Mr. Hellman and Mr. Fisi are each parties to an Employment Agreement with the Company. These Employment Agreements have an initial term expiring October 1998. Through these Employment Agreements, Mr. Hellman and Mr. Fisi, will receive an annual base compensation of $195,000 and $165,000 per year, respectively. In addition, Mr. Hellman and Mr. Fisi will be entitled to receive a bonus in amounts determined by the Compensation Committee. These Employment Agreements provide for annual increases in the annual base compensation as determined by the Compensation Committee during the term of these Employment Agreements. The Compensation Committee has determined that the base compensation for Messrs. Hellman and Fisi in fiscal 1998 will be $200,000 and $175,000, respectively. Under these Employment Agreements, Mr. Hellman and Mr. Fisi participate in Company sponsored life, health and disability insurance coverage. In addition, Mr. Hellman and Mr. Fisi have entered into agreements not to compete with the Company for a period of three years after termination of employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors requires a majority to be independent directors. During fiscal 1996, this Committee consisted of Mr. Beam, Mr. Filson and a former board member, Richard Capra. Mr. Filson is a consultant to the Company and during fiscal year 1997 received consultant's fees of $79,166. The Company has also established an Incentive Award Plan Committee composed of Wayne R. Hellman and Louis S. Fisi, the Chief Executive Officer and Executive Vice President, respectively, of the Company, and A Gordon Tunstall, each of whom are disinterested directors since they will not participate in awards under the 1995 Incentive Award Plan. Any future awards to any executive officer or director under the 1995 Incentive Award Plan or the Billion Dollar Market Capitalization Plan will be approved by the entire Board of Directors.

         REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

     The Compensation Committee's duty is to (i) establish a philosophy and basic structure governing all executive compensation plans, including the compensation of the Executive Officers of the Company and its subsidiaries, and to make recommendations to the Board of Directors regarding such compensation,
(ii) consider and make recommendations to the Board regarding directors' compensation and benefits, (iii) consider and make recommendations to the Board regarding salary structure, officer gradings and salaries for other officers,
(iv) propose and review bonus and stock option guidelines for officers and key employees, (v) make recommendations to the Board regarding grants of options and other awards to the Chief Executive Officer under the Company's incentive compensation plans, (vi) consider and approve perquisites and other remuneration for officers, (vii) review major changes to the Company's retirement plans and incentive plans to officers and hourly employees, and (viii) submit an annual report to the Board regarding the effectiveness and appropriateness of the Company's compensation program. The Compensation Committee's goal is to provide the Company with an incentive-based plan to reward highly competent Executive Officers.

     Effective August 4, 1997, the Compensation Committee has adopted a charter to compensate each Executive Officer (to be implemented in fiscal year 1998) based on the number of stated objectives (sales, profits, return on net assets) achieved by him within the last year. Each officer has certain stated objectives, which combines personal, managerial and corporate aspects. At the end of the year, each officer's stated objectives approved by the Board of Directors, are weighed against the number that he has achieved, and then compared to the overall financial condition of the division the officer is responsible for and/or to the overall financial condition of the Company and its subsidiaries. Accordingly, the number of achievements and the growth of the division and of the Company are directly proportional to the executive officer's earnings. This, the Compensation Committee concludes, is the best method for the Company to attract and reward proficient executives while offering a competitive salary.

     The Compensation Committee reviews the compensation of the executive officers: Wayne R. Hellman, who is President and Chief Executive Officer, Louis
S. Fisi, who is Executive Vice President and Secretary and Nicholas R. Sucic who is Chief Financial Officer, Vice President and Treasurer. Mr. Hellman and Mr. Fisi are each parties to an Employment Agreement with the Company. Each Employment Agreement's initial term expires in October 1998. The Compensation Committee has determined that Mr. Hellman and Mr. Fisi will receive an annual base compensation of $200,000 and $175,000 for fiscal 1998, respectively, and each are entitled to a bonus in an appropriate amount as determined by the Compensation Committee. Messrs. Hellman, Fisi and Sucic participate in Company sponsored life, health and disability insurance coverage. Additionally, Mr. Hellman and Mr. Fisi have entered into agreements not to compete with the Company for a period of three years after termination of employment. The Compensation Committee has determined that no bonus will be paid to Mr. Hellman or Mr. Fisi for the fiscal year ended June 30, 1997.

                                          COMPENSATION COMMITTEE
                                          Francis H. Beam
                                          Theodore A. Filson
                                          Susumu Harada
Dated: September, 1997

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                  NASDAQ NON-
      MEASUREMENT PERIOD         NASDAQ STOCK      FINANCIAL
    (FISCAL YEAR COVERED)           MARKET          STOCKS           ADLT
12/12/95                                   100             100             100
6/28/96                                    113             105             175
6/30/97                                    137             155             253

* Five-year performance is not provided since the Company's Common Stock first became publicly traded on December 12, 1995.

                 OTHER TRANSACTIONS WITH DIRECTORS AND OFFICERS

     The Company was formed on May 19, 1995, and acquired ownership, primarily by merger (the "Combination") of 17 affiliated operating corporations that were previously under common ownership and management (the "Predecessors").

     On June 28, 1995, the Company loaned to Mr. Hellman $88,000 (due in June
1997), represented by Mr. Hellman's 8% promissory note to the Company. On May 10, 1995, the Company loaned to Mr. Fisi $70,000 (due in May 1997), represented by Mr. Fisi's 8% promissory note. These loans were repaid in full during fiscal year 1997.

     The Company has entered into a three year agreement with Mr. Filson for consulting services commencing in 1994, which required payment by the Company of $100,000 per year. This agreement was terminated in 1996. In calendar 1997, Mr. Filson will provide consulting services to the Company and receive a fee of $100,000. In 1998, Mr. Filson has agreed to be available to provide consulting services to the Company, although the amount of any fees has not yet been determined.

     The Company does not intend in the future to enter into any material transaction with officers or directors, or their family members, without the approval of a majority of the nonemployee directors.

     Mr. Harada, a director of the Company, is an executive officer, director and a shareholder of Venture Japan, formerly known as Koto Luminous Ltd., a Japanese manufacturer and marketer of lighting products. Venture Japan owns 182,268 shares of the Company, which were acquired in the Combination as a result of an investment in a Predecessor. In April 1997, the Company purchased a 30% equity interest in Venture Japan. Additionally, Mr. Harada and members of his family control Wakoh Corporation, a Japanese corporation. The Company and Wakoh Corporation each owns 50% of the capital stock of Pacific Lighting, Inc., a British Virgin Island holding company. The Company uses Pacific Lighting to hold a number of the Company's joint venture investments. Venture Japan is the Company's sole trading partner in Japan and, as a result, the

Company supplies Venture Japan with materials and lamps. Venture Japan paid the Company approximately $2.4 million and $3.9 million in fiscal 1996 and fiscal 1997, respectively.

     On January 22, 1996, two subsidiaries of the Company each entered into a six-year Aircraft Operating Agreement with Levetz Investments, Inc. ("Levetz"), an unrelated Ohio corporation, for the purpose of chartering a 1986 Beechcraft King Air 300 airplane (the "King Air Aircraft"), which Levetz leases from LightAir Ltd. ("LightAir"), an Ohio limited liability company owned by Mr. Hellman (80%) and Mr. Fisi (20%). On May 27, 1997, the Company entered into a ten-year Aircraft Dry Lease Agreement with LightAir for the purpose of leasing a 1993 Lear Jet 60 airplane (the "Lear Aircraft"). In each case, the leased airplanes enable the Company to have air service into locations which are not adequately served by commercial carriers. One of the subsidiaries has committed to a minimum of 200 King Air flight hours per year, and the other subsidiary has committed to a minimum of 75 King Air flight hours per year. Until the minimum number of hours is reached, the subsidiaries pay $950 per flight hour for the King Air, and $550 per flight hour thereafter, in each case plus operating and maintenance expenses. The Company has committed to a minimum of 260 Lear flight hours per year. The lease rate for the Lear Aircraft is $2,500 per flight hour, plus operating costs and maintenance expenses. Messrs. Hellman and Fisi guaranteed the repayment of $1.7 million of indebtedness incurred to purchase the King Air Aircraft and the repayment of $8.4 million of indebtedness incurred to purchase the Lear Aircraft. Payments to LightAir pursuant to the King Air Aircraft lease totaled $244,000 in fiscal 1996 and $553,808 in fiscal 1997. Levetz has entered into a separate Aircraft Dry Lease Agreement with LightAir for use of the Lear Aircraft when not in use by the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission and the NASDAQ Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal 1997. All of these filing requirements were satisfied by the Company's Executive Officers and directors, except that Messrs. Hellman and Fisi each failed to timely file Forms 4 in August 1996 to report their sales of 310,290 and 78,091 shares, respectively, in the Company's July 1996 Public Offering.

                                  PROPOSAL 2.

 APPROVAL OF THE COMPANY'S 1997 BILLION DOLLAR MARKET CAPITALIZATION INCENTIVE
                                   AWARD PLAN

     The Advanced Lighting Technologies, Inc. 1997 Billion Dollar Market Capitalization Incentive Award Plan (the "Billion Dollar Market Capitalization Plan,") which was approved by the Board as of August 4, 1997, was established to encourage selected key employees, consultants and directors of the Company to grow the market capitalization of the Company (excluding shares issued in future mergers and acquisitions) to $1 billion, thereby enhancing the value of the Company for the benefit of its shareholders and to enhance the ability of the Company to attract and retain qualified individuals. Approximately 100 employees, consultants and directors are eligible to participate in the Billion Dollar Market Capitalization Plan. The following description of the Billion Dollar Market Capitalization Plan is qualified in its entirety by reference to Appendix A hereto which sets forth a complete copy of such plan.

     The Billion Dollar Market Capitalization Plan is administered by the Incentive Award Committee ("Committee"). This Committee, solely in its discretion, selects participants and determines the amount and terms of awards under the Billion Dollar Market Capitalization Plan.

     Subject to adjustment under certain circumstances to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Billion Dollar Market Capitalization Plan, the number of shares of Common Stock available for awards (whether options or restricted stock) under the Billion Dollar Market Capitalization Plan is 800,000. These shares may be issued in connection with grants of options for Common Stock or as grants of restricted Common Stock. The Billion Dollar Market Capitalization Plan also provides that no Option may be exercised prior to six months after the date of its grant. The exercise price for all options will be the fair market value of the Common Stock on the date of the grant. The option award provides that all options expire ten years after the date of grant. Shares of restricted Common Stock, subject to such restrictions and terms of forfeiture as the Committee may impose, may also be granted under the Billion Dollar Market Capitalization Plan (the "Restricted Stock"). No awards may be granted under the Billion Dollar Market Capitalization Plan after July 31, 2007. The form of Option Award to be granted by the Committee provides that no option will be exercisable until the earlier of (1) the time at which the Company's adjusted Capitalized Value (i.e., the fair market value of a share multiplied by the adjusted number of outstanding shares) first exceeds $1 billion (the "Goal") or (2) the sixth anniversary of the grant. The exercise of an option granted as an incentive stock option under Section 422 of the Internal Revenue Code is further limited to $100,000 per year. The Billion Dollar Market Capitalization Plan provides that the number of outstanding shares for the purpose of the calculation of the Goal shall not include shares issued in any merger transaction or as consideration for the acquisition of shares or assets of a third party after August 4, 1997. Other than the employees' services, the Company will receive no additional consideration for the grant of any award under the Plan.

     The Plan further provides that to the extent required to comply with
Section 16 of the Exchange Act and the applicable rules thereunder, any equity security issued pursuant to the Billion Dollar Market Capitalization Plan may not be sold for at least six months after acquisition, and any derivative security issued pursuant to the Plan will not be exercisable for six months from its date of grant. The Billion Dollar Market Capitalization Plan may be amended, altered, suspended, discontinued or terminated by the Company's Board of Directors except to the extent prohibited by applicable law and as expressly provided in an award agreement or in the Billion Dollar Market Capitalization Plan.

     The Billion Dollar Market Capitalization Plan cannot be amended without shareholder approval to increase the cost thereof to the Company. The Committee, however, may amend the terms of any award previously granted with the consent of the holder, including any modification of the Goal.

FEDERAL INCOME TAX CONSEQUENCES

     Under present federal income tax laws, awards under the Billion Dollar Market Capitalization Plan will have the following consequences:

     (1) The grant of an award, by itself, will generally neither result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

     (2) In order to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Code, a stock option awarded under the Billion Dollar Market Capitalization Plan must meet the conditions contained in
         Section 422 of the Code, including the requirement that the shares acquired upon the exercise of the stock option be held for one year after the date of exercise and two years after the grant of the option. The exercise of an Incentive Stock Option will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% on the first $75,000 of "alternative minimum taxable income" above the exemption amount ($33,750 single person or $45,000 married person filing jointly). This tax applies at a flat rate of 28% on alternative minimum taxable income more than $175,000 above the applicable exemption amounts. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married persons filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. Provided the applicable holding periods described above are satisfied, the participant will recognize long term capital gain or loss upon the resale of the shares received upon such exercise.

     (3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

     (4) Holders of Restricted Stock will recognize ordinary income on the date that the Restricted Stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the Restricted Stock. Holders of Restricted Stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received. Generally, the amount of income recognized by participants will be a deductible expense for tax purposes for the Company.

     (5) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

     An affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting is required for approval of the Billion Dollar Market Capitalization Plan. The Compensation Committee and the Board of Directors recommend the shareholders vote "FOR" this proposal.

                                  PROPOSAL 3.

          APPROVAL OF THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN

     The Advanced Lighting Technologies, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") which was approved by the Board of Directors as of January 27, 1997, was established to provide a method whereby employees of the Company would have an opportunity to acquire a proprietary interest in the growth and performance of the Company through the purchase of shares of Common Stock. The following description of the Stock Purchase Plan is qualified in its entirety by reference to Appendix B hereto which sets forth a complete copy of such plan.

     It is the intention of the Company to have the Stock Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. All employees who shall have completed six months employment are eligible to participate in the offerings under the Stock Purchase Plan; provided, however, no employee shall be granted an option to participate in such Stock Purchase Plan if, immediately after the grant, such employee would own stock and/or hold options to purchase stock possessing 5% or more of a total combined voting power of the Company or which permits the employee's right to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock for each calendar year. The Stock Purchase Plan provides for employees to purchase employee stock at a 15% discount by authorizing payroll deductions. One hundred thousand shares of Common Stock will be offered under the Stock Purchase Plan beginning April 15, 1997, and continuing thereafter until all shares of stock have been purchased, but in no event later than December 31, 2001. If an employee elects to purchase Common Stock by authorizing payroll deductions, no such authorization may exceed 10% of the employee's compensation. All payroll deductions made for an employee shall be credited to the participant's account under the Stock Purchase Plan. A participant may discontinue his participation under the Stock Purchase Plan by providing notice to the Company, but no other change can be made during any six-month offering period. The Stock Purchase Plan will purchase that number of shares of Common Stock which the accumulated payroll deductions in the participant's account will purchase at the end of each month. As promptly as practicable after each purchase after the end of each month when Common Stock will be purchased, the Company will deliver to each participant or hold in an account for the participant's benefit, as appropriate, the Common Stock purchased through the payroll deductions. The Company will also deliver stock to a participant two years after the participant has ceased contributions to the Stock Purchase Plan if no written notice to the Company requesting distribution has been previously received.

FEDERAL INCOME TAX CONSEQUENCES

     Common Stock purchased under the Stock Purchase Plan will qualify for special tax treatment under Section 423 of the Internal Revenue Code. The difference between the exercise price and the fair market value of the Common Stock on the date of exercise is sometimes called the "bargain element." In the case of the Stock Purchase Plan, the bargain element is the 15% discount received at the time of purchase pursuant to the Stock Purchase Plan. No tax is recognized at the time of the purchase of the Common Stock by a participant. The bargain element will not be considered as a part of alternative minimum taxable income in the year of purchase.

     If a participant disposes of any Common Stock within two years after such Common Stock is purchased under the Stock Purchase Plan, the participant will recognize ordinary compensation income in the year of disposition in the amount of the bargain element and such income will be subject to income and payroll tax withholding. The amount of income recognized will be added to the participant's basis in the stock (unless the disposition is due to the death of the participant), and the participant's capital gain or loss on disposition will be determined using this increased basis. If the participant disposes of any Common Stock after this two year holding period, the participant will recognize ordinary compensation income equal to the lesser of (i) the bargain element or
(ii) the excess of the fair market value at the time of disposition over the purchase price. Again, the amount of compensation income recognized is added to the basis. If the disposition is made before the two year holding period ends, the Company will receive a deduction in the amount of the compensation income, otherwise, the Company is not entitled to a deduction for the compensation income recognized by the participant.

     An affirmative vote of the majority of the shares present or represented and voting at the Annual Meeting is required for approval and ratification of the Stock Purchase Plan. The Board of Directors recommends the shareholders vote "FOR" this proposal.

                                  PROPOSAL 4.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to shareholder approval, the Board of Directors, acting on the recommendation of its Audit Committee, has appointed Ernst & Young LLP, a firm of independent public accountants, as auditors, to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 1998. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     An affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting is required for ratification of Ernst & Young LLP as the Company's auditors. The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.

    1997 ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997

     A copy (excluding exhibits) of the Company's 1997 Annual Report on Form 10-K for the fiscal year ended June 30, 1997 as filed with the Securities and Exchange Commission may be obtained by shareholders without charge by addressing a request to Director of Investor Relations, Advanced Lighting Technologies, Inc., 1893 East Aurora Road, Twinsburg, Ohio 44087. A charge equal to the reproduction cost will be made if the exhibits are requested.

                SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Secretary of the Company no later than June 9, 1998, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                                                      APPENDIX A

                                                              SEPTEMBER 25, 1997

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
         1997 BILLION DOLLAR MARKET CAPITALIZATION INCENTIVE AWARD PLAN

SECTION 1.  PURPOSE.

     The purpose of this 1997 Billion Dollar Market Capitalization Incentive Award Plan (the "Plan") is to provide an incentive to selected key employees, advisors, consultants, and directors of Advanced Lighting Technologies, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to grow the market capitalization of the Company to $1 Billion, thereby enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Plan will be submitted for approval by the shareholders of the Company within 12 months from the date of its adoption by the Board of Directors.

SECTION 2.  DEFINITIONS.

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

          (b) "Award" shall mean any Option or Restricted Stock granted under the Plan.

          (c) "Award Agreement" shall mean any Option Award, Restricted Stock Award, or other written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

          (d) "Capitalized Value" shall mean the Fair Market Value of a Share multiplied by the number of fully paid, issued and outstanding Shares, determined as of the close of business on any date; provided, however, that the number of fully paid, issued and outstanding Shares for the purpose of calculating "Capitalized Value" shall not include Shares issued in any merger transaction or as consideration for the acquisition of shares or assets of a third party after August 4, 1997, as such number may be adjusted pursuant to Section 4(b) of this Plan.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than three (3) directors, except that with regard to any Award to an executive officer or director of the Company, "Committee" shall mean the entire Board of Directors.

          (g) "Employee" shall mean any key employee of the Company or of any Affiliate as designated by the Committee.

          (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (i) "Incentive Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (j) "Non-Employee Participant" shall mean any advisor, consultant or director of the Company or any Affiliate designated to be granted an Award (other than an Incentive Stock Option) under the Plan.

          (k) "Non-Qualified Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (l) "Option" shall mean an option granted under Section 6(a) of the Plan.

          (m) "Participant" shall mean an Employee or Non-Employee Participant designated to be granted an Award under the Plan.

          (n) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental or political subdivision thereof.

          (o) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (p) "Restricted Securities" shall mean Awards of Restricted Stock or other awards under which issued and outstanding Shares are held subject to certain restrictions.

          (q) "Restricted Stock" shall mean any Share granted under Section 6(b) of the Plan.

          (r) "Section 16" shall mean Section 16 of the Securities Exchange Act of 1934, as amended.

          (s) "Shares" shall mean the shares of Common Stock of the Company, $.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

SECTION 3.  ADMINISTRATION.

     The Plan shall be administered solely by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or cancelled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholders, and any employee of the Company or of any Affiliate.

SECTION 4.  SHARES AVAILABLE FOR AWARDS.

     (a) Shares Available.  Subject to adjustment as provided in Section 4(b):

          (i) Calculation of Number of Shares Available. The number of Shares available for granting Awards under the Plan shall be 800,000 Shares, subject to adjustment as provided in Section 4(b). Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

          (ii) Accounting for Awards. For purposes of this Section 4, the number of Shares covered by an Award shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or any Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, be counted against the Shares available for granting Awards under the Plan.

          (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

     (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5.  ELIGIBILITY.

     Any Employee, consultant or director of the Company or of any Affiliate shall be eligible to be designated a Participant.

SECTION 6.  AWARDS.

     (a) Options. The Committee is hereby authorized to grant Incentive Stock Options and/or Non-Qualified Stock Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) Exercise Price for Options. The purchase price per Share purchasable under an Option shall be the Fair Market Value per Share on the date of grant of such Option.

          (ii) Option Term. The term of each Option shall be fixed by the Committee.

          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made; provided, however, that no Option may be exercised prior to six months after its date of grant.

          (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provisions thereto, and any regulations promulgated thereunder. An Incentive Stock Option may be granted only to an Employee and no Incentive Stock Option may be granted to any owner of ten percent or more of the total combined voting power of the Company and its Affiliates. To the extent the aggregate Fair Market Value of Shares (determined as of the date of the Award) with respect to which Incentive Stock Options otherwise would become exercisable for the first time by a Participant during any calendar year under all plans of the Company and its Affiliates, exceeds $100,000, the Options which exceed such limit shall not become exercisable until the next succeeding calendar year in which the $100,000 limit is not exceeded.

     (b) Restricted Stock.

          (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants.

          (ii) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

          (iii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during such restriction period as may be set forth in the Award, all Shares of Restricted Stock held by an Employee shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

     (c) General.

          (i) Consideration for Awards. Awards may be granted for no cash consideration or such cash consideration as may be required by applicable law. Awards also may be granted for cash or such other consideration as the Committee may deem appropriate.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

          (iii) Forms of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

          (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, only to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

          (vi) Section 16 Six Month Limitations.  If necessary to comply with
     Section 16 and the rules promulgated thereunder only, any equity security issued pursuant to the Plan may not be sold for at least six months after acquisition, and any derivative security issued pursuant to the Plan will not be exercisable for six months from its date of grant. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Section 16 and the rules promulgated thereunder.

          (vii) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or over the counter market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to such restrictions.

SECTION 7.  AMENDMENT AND TERMINATION.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholders, Participant, other holder or beneficiary of an Award, or other person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

          (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

          (ii) permit Options or Restricted Stock to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under
     Section 6(a) hereof.

     (b) Amendments to Awards. Unless otherwise provided in the Award Agreement, the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award.

          (c) Adjustments of Awards upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

          (d) Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or the changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

          (e) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8.  GENERAL PROVISIONS.

     (a) No Rights to Awards. No Employee, Non-Employee Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Non-Employee Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, salaried Employees who are not officers or directors of the Company, for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended.

     (c) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

     (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Ohio and applicable federal law.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provisions shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or any Affiliate.

     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

     (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9.  EFFECTIVE DATE OF THE PLAN.

     The Plan shall be effective as of the date of its approval by the Board of Directors of the Company, but no Awards shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months after the date the Plan is adopted by the Board.

SECTION 10.  TERM OF THE PLAN.

     No Award shall be granted under the Plan after July 31, 2007. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

                                                                      APPENDIX B

                                                            AMENDED AND RESTATED
                                                                   APRIL 1, 1997

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE

     The purpose of the Advanced Lighting Technologies, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is to provide a method whereby employees of Advanced Lighting Technologies, Inc., (together with any successor thereto, the "Company") and its Subsidiaries (as defined below) will have an opportunity to acquire a proprietary interest in the growth and performance of the Company through the purchase of shares of Common Stock of the Company ("Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

SECTION 2.  DEFINITIONS

     2.01. Committee

     "Committee" shall mean the Incentive Award Committee of the Company's Board of Directors.

     2.02. Compensation

     "Compensation" shall mean all wages and earnings included within the definition of wages in Section 3401(a) of the Code.

     2.03. Employee

     "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company or any Subsidiary and is regularly scheduled to work more than twenty (20) hours per week.

     2.04. Participant

     "Participant" means any Employee who has satisfied the eligibility requirements and completed the authorization form in the manner provided in
Section 3.04 of this Plan.

     2.05. Purchase Date

     "Purchase Date" means the last business day of each calendar month.

     2.06. Subsidiary

     "Subsidiary" means (i) any corporation in an unbroken chain of corporations, starting with the Company, where, at each link of the chain, the corporation in the link above owns at least Fifty Percent (50%) of the combined voting power of all the classes of stock in the corporation below, and (ii) is designated as a participant in the Plan by the Committee.

SECTION 3.  ELIGIBILITY AND PARTICIPATION

     3.01. Initial Eligibility

     Any Employee who shall have completed six (6) months employment and shall be employed by the Company or any Subsidiary on the date such Employee's participation for any Offering Period in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commences on or after such six (6) month period has concluded.

     3.02. Leave of Absence

     For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first ninety (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such ninetieth day. Termination by the Company or any Subsidiary of any Employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

     3.03. Restrictions on Participation

     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

          (a) if, immediately after the grant, such Employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of Stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining Stock ownership of any Employee); or

          (b) which permits the Employee's rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     3.04. Commencement of Participation

     An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company prior to the Commencement Date of the next succeeding Offering Period. Payroll deductions for a Participant shall thereafter commence on the next succeeding Commencement Date and shall end on the Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Participant as provided in Section 8. Notwithstanding the forgoing, an eligible Employee may become a Participant at any time during the Offering Period beginning on April 15, 1997 and ending on June 30, 1997 by filing the authorization for payroll deduction form with the Treasurer of the Company. In such event, payroll deductions for such Participant shall commence on the next pay date.

SECTION 4.  OFFERING

     4.01. Offering

     The Plan will be implemented by an offering of 100,000 shares of Stock (the "Offering") beginning on April 15, 1997 and continuing thereafter until all the shares of Stock have been purchased, but terminating, in any event, on December 31, 2001. The Company may increase the Offering from time to time in accordance with the procedures set forth in Section 424 of the Code. As used in this Plan "Commencement Date" means the first business day of each January and July until termination of the Plan (except that the Commencement Date of the first Offering Period is April 15, 1997) and "Termination Date" means the last business day of each December and June until termination of the Plan. Each period between a Commencement Date and a Termination Date shall constitute a separate "Offering Period."

SECTION 5.  PAYROLL DEDUCTIONS

     5.01. Amount of Deduction

     At the time an Employee files an authorization for payroll deduction, the Employee shall elect to have deductions made from the Employee's pay on each payday during the time the Employee is a Participant at a rate not to exceed ten percent (10%) of the Employee's compensation (the "Payroll Deduction").

     5.02. Participant's Account

     All Payroll Deductions made for a Participant shall be credited to the Participant's account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04 of this Plan.

     5.03. Changes in Payroll Deductions

     A Participant may discontinue his participation in the Plan as provided in
Section 8, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the amount of the Participant's Payroll Deductions during an Offering Period.

     5.04. Leave of Absence

     If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in the Participant's account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a Participant in the Plan.

SECTION 6.  GRANTING OF OPTION

     6.01. Number of Option Shares

     For each Offering Period, a Participant shall be deemed to have been granted an option to purchase the maximum whole number of shares of Stock which may be purchased with each Participant's Payroll Deduction on each Purchase Date during such Offering Period, at a price equal to Eighty-Five Percent (85%) of the market value of the Stock on such Purchase Date (the "Option Price").

     6.02. Determination of Option Price

     The Option Price as of each Purchase Date shall be based upon the closing price of the Stock on each Purchase Date, or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

SECTION 7.  EXERCISE OF OPTION

     7.01. Automatic Exercise

     Unless a Participant gives written notice to the Company as hereinafter provided, a Participant's option for the purchase of Stock with Payroll Deductions made during any Offering Period will be deemed to have been exercised on each applicable Purchase Date for the purchase of the number of shares of Stock which the accumulated Payroll Deductions in the Participant's account at that time will purchase at the applicable Option Price.

     7.02. Withdrawal of Account

     By written notice to the Treasurer of the Company not less than five (5) days prior to any Purchase Date, a Participant may elect to withdraw all the Payroll Deductions in the Participant's account at such time and terminate the Participant's participation in the then current Offering Period.

     7.03. Transferability of Option

     During a Participant's lifetime, options held by a Participant shall be exercisable only by that Participant.

     7.04. Delivery of Stock

     As promptly as practicable after each Purchase Date, the Company will deliver to each Participant (or hold in an account for the Participant's benefit), as appropriate, the Stock purchased upon exercise of the Participant's option. Promptly following receipt of a distribution request form by the Treasurer of the Company, the Company will deliver to any Participant the Stock held in an account for such Participant's benefit. The Company also will deliver Stock to a Participant two years after the Participant has ceased contributions to the Plan if no written notice to the Company requesting distribution has been previously received.

SECTION 8.  WITHDRAWAL

     8.01. In General

     As indicated in Section 7.02, a Participant may withdraw Payroll Deductions credited to a Participant's account under the Plan at any time by giving written notice to the Treasurer of the Company. All of the Participant's Payroll Deductions credited to the Participant's account, which have not previously been used to purchase Stock, will be paid to him promptly after receipt of the Participant's notice of withdrawal, and (a) no further Payroll Deductions will be made during such Offering Period and (b) no further Stock shall be purchased during such Offering Period.

     8.02. Effect on Subsequent Participation

     A Participant's withdrawal from any Offering Period will not have any effect upon the Participant's eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

     8.03. Leave of Absence

     A Participant on leave of absence shall, subject to the election made by such Participant pursuant to Section 5.04, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than ninety days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to purchase Stock on any Purchase Date following such ninetieth day. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full-time or part-time employment with the Company or any Subsidiary at the earlier of: (a) the termination of such leave of absence or (b) three months from the ninetieth day of such leave of absence, then such Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

SECTION 9.  INTEREST

     9.01. Payment of Interest

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

SECTION 10.  STOCK

     10.01. Maximum Shares of Stock

     The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 100,000 shares of Stock. If the total number of shares of Stock for which options are exercised on any Termination Date in accordance with Section VI exceeds the maximum number of shares of Stock for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of Payroll Deductions credited to the account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

     10.02. Participant's Interest in Option Stock

     The Participant will have no interest in Stock covered by an option until such option has been exercised.

     10.03. Registration of Stock

     Stock to be delivered to a Participant under the Plan will be held by the Company in an account for the benefit of the Participant, or, if the Participant so directs by written notice to the Treasurer of the Company prior to the Termination Date applicable thereto, in the name of the Participant and/or one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

     10.04. Restrictions on Exercise

     The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

          (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to the Stock shall be effective, or

          (b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant's intention to purchase the Stock for investment and not for resale or distribution.

SECTION 11. ADMINISTRATION

     11.01. Appointment of Committee

     The Plan shall be administered by the Committee. No member of the Committee shall be eligible to purchase Stock under the Plan.

     11.02. Authority of Committee

     Subject to the express provisions of the Plan and applicable law, the Committee shall have full power and authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

SECTION 12.  MISCELLANEOUS

     12.01. Designation of Beneficiary

     A Participant may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of beneficiary may be changed by the Participant any time by written notice to the Treasurer of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan and a written notice to the Treasurer of the Company requesting distribution of a Participant's shares, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the company shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom the beneficiary has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

     12.02. Transferability

     Neither Payroll Deductions nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

     12.03. Use of Funds

     All Payroll Deductions received or held by the Company under this Plan shall be segregated in a separate account maintained by the Company.

     12.04. Adjustment Upon Changes in Capitalization

     (a) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property) recapitalization, Stock split, reverse Stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may make appropriate and proportionate adjustments in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offering may also be proportionately adjusted.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or Stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Termination Date upon the exercise of such option for each share of Stock as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

     12.05. Amendment and Termination

     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares of Stock which may be issued; (ii) amend the requirements as to the class of Employees eligible to purchase Stock under the Plan or permit the members of the Committee to purchase Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.

     12.06. Effective Date

     The Plan shall become effective as of February 1, 1997, subject to approval by the holders of the majority of the Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 1997.

     12.07. No Employment Rights

     The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

     12.08. Effect of Plan

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     12.09. Governing Law

     The law of the State of Ohio will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

SAMPLE CARD

     ADVANCED LIGHTING TECHNOLOGIES, INC.            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     2307 East Aurora Road                           The undersigned hereby appoints Wayne R. Hellman and Louis S. Fisi as Proxies,
     Suite One                                       each with the power to appoint his or her substitute, and hereby authorizes
     Twinsburg, Ohio 44087                           them and to vote as designated below, all the shares of Common Stock to represent Advanced Lighting Technologies, Inc. held of record by the undersigned on September 22, 1997, at the annual meeting of shareholders to be held on November 12, 1997, or any adjournment thereof.


     1.   ELECTION OF DIRECTORS

          FOR all nominees listed below      [ ]     WITHHOLD AUTHORITY       [ ]
          (except as made to the contrary below)     to vote for nominees listed below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
          STRIKE A LINE THROUGH THE NOMINEE's NAME IN THE LIST BELOW.)
                                 Louis S. Fisi
                                 Francis H. Beam


     2.       PROPOSAL TO APPROVE THE 1997 BILLION DOLLAR MARKET
              CAPITALIZATION INCENTIVE AWARD PLAN
                     FOR [ ]    AGAINST [ ]      ABSTAIN [ ]

     3.       PROPOSAL TO APPROVE THE 1997 EMPLOYEE STOCK PURCHASE PLAN
                     FOR [ ]    AGAINST [ ]      ABSTAIN [ ]

     4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as the independent auditors of Advanced Lighting Technologies, Inc.
                     FOR [ ]    AGAINST [ ]      ABSTAIN [ ]

     5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

                          PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


     DATE:___________________, 1997               -----------------------------
     PLEASE VOTE, SIGN, DATE, AND                 Signature
     RETURN THE PROXY CARD USING
     THE ENCLOSED ENVELOPE.
                                                  ------------------------------
                                                  Signature, if held jointly



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